UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A/A
Amendment No. 3
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ADVOCAT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	62-1559667
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification Number)

1621 Galleria Boulevard, Brentwood, TN	37027
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of Each Exchange on which
to be so registered	each class is to be registered
Preferred Stock Purchase Rights	The NASDAQ Stock Market, LLC
Securities to be registered pursuant to Section 12(g) of the Act:
None.

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits
SIGNATURES

Item 1. Description of Registrant’s Securities to be Registered.
     Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by Advocat Inc. (the “Company”) on March 29, 1995, as amended by that certain Form 8-A/A filed by the Company on December 7, 1998, and as amended further by that certain Form 8-A/A filed by the Company on March 24, 2005 (the “Form 8-A”). The Form 8-A relates to the preferred share purchase rights (the “Rights”) of the Company and the Amended and Restated Rights Agreement dated as of December 7, 1998, as amended by an amendment to the Rights Agreement, dated as of March 19, 2005 (the “Rights Agreement”), by and between the Company and SunTrust Bank, as Rights Agent, incorporated herein by reference as indicated on Exhibit 1. The Form 8-A is incorporated herein by reference.
     Effective as of September 12, 2006, the Preferred Stock Rights will be registered with the NASDAQ Capital Market.
Item 2. Exhibits
None.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADVOCAT INC.
By:	/s/ L. Glynn Riddle, Jr
L. Glynn Riddle, Jr
Chief Financial Officer

Date: September 11, 2006